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                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 33-97740


                             THERATX, INCORPORATED
                            _______________________
                     SUPPLEMENT NO. 27 DATED MARCH 3, 1997
                       TO PROSPECTUS DATED APRIL 5, 1996
                                      AND
                       SUPPLEMENTS NO. 01 THROUGH NO. 26
                              DATED APRIL 12, 1996
                                    THROUGH
                               FEBRUARY 25, 1997

     This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through March 3, 1997 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

     The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].

                                                       PRINCIPAL                     NUMBER OF
                                        PRINCIPAL      AMOUNT OF     PERCENT OF       SHARES       NUMBER OF      PERCENT OF
                                        AMOUNT OF     NOTES BEING   OUTSTANDING    ISSUABLE UPON  SHARES BEING   OUTSTANDING
                NAME                  OF NOTES OWNED    OFFERED        NOTES       CONVERSION(1)    OFFERED       SHARES(2)
------------------------------------  --------------  -----------  --------------  -------------  ------------  --------------
Forum Capital Markets                  $ 800,000       $ 800,000        *   %         33,333        33,333          *   %
 ....................................
Robertson, Stephens & Co.              1,500,000       1,500,000       1.5            62,500        62,500          *
 ....................................
Donaldson, Lufkin & Jenrette           3,621,000       3,621,000       3.6           150,875       150,875          *
 ....................................
Robertson, Stephens & Co.              1,000,000       1,000,000       1.0            41,666        41,666          *
 ....................................
Robertson, Stephens & Co.                500,000         500,000        *             20,833        20,833          *
 ....................................
McMahan Securities Co., L.P.             725,000         725,000        *             30,208        30,208          *
 ....................................
McMahan Securities Co., L.P.             665,000         665,000        *             27,708        27,708          *
 ....................................
Robertson, Stephens & Co.                250,000         250,000        *             10,416        10,416          *
 ....................................
Robertson, Stephens & Co.                750,000         750,000        *             31,250        31,250          *
 ....................................
Eaton Vance                              500,000         500,000        *             20,833        20,833          *
 ....................................
Donaldson, Lufkin & Jenrette             514,000         514,000        *             21,416        21,416          *
 ....................................
NBD Bank                                 430,000         430,000        *             17,916        17,916          *
 ....................................
Boston Safe                              970,000         970,000        *             40,416        40,416          *
 ....................................
Sanwa Bank                               850,000         850,000        *             35,416        35,416          *
 ....................................
Salomon Brothers                         250,000         250,000        *             10,416        10,416          *
 ....................................
Northern Trust                           275,000         275,000        *             11,458        11,458          *
 ....................................
Forum Capital Markets                  1,500,000       1,500,000       1.5            62,500        62,500          *
 ....................................
Robertson, Stephens & Co.              2,000,000       2,000,000       2.0            83,333        83,333          *
 ....................................
Liberty View Plus Fund                   250,000         250,000        *             10,416        10,416          *
 ....................................
Paresco, Inc.                            600,000         600,000        *             25,000        25,000          *
 ....................................
Eaton Vance                            1,000,000       1,000,000       1.0            41,666        41,666          *
 ....................................
Fidelity Convertible Securities Fund   3,000,000       3,000,000       3.0           125,000       125,000          *
 ....................................

                                                       PRINCIPAL                     NUMBER OF
                                    PRINCIPAL          AMOUNT OF      PERCENT OF      SHARES       NUMBER OF    PERCENT OF
                                    AMOUNT OF         NOTES BEING     OUTSTANDING  ISSUABLE UPON  SHARES BEING  OUTSTANDING
            NAME                  OF NOTES OWNED        OFFERED          NOTES     CONVERSION(1)    OFFERED      SHARES(2)
-------------------------------- ----------------  -----------------  -----------  -------------  ------------  -----------
Fidelity Management Trust Co.       2,000,000          2,000,000          2.0          83,333         83,333         *
 ................................
Fidelity Management Trust Co.       1,500,000          1,500,000          1.5          62,500         62,500         *
 ................................
Alleanza Assicurazioni                500,000            500,000           *           20,833         20,833         *
 ................................
Fidelity Management Trust Co.       1,000,000          1,000,000          1.0          41,666         41,666         *
 ................................
Fidelity Management Trust Co.       1,000,000          1,000,000          1.0          41,666         41,666         *
 ................................
Eaton Vance                         1,000,000          1,000,000          1.0          41,666         41,666         *
 ................................
Eaton Vance                         1,000,000          1,000,000          1.0          41,666         41,666         *
 ................................
Eaton Vance                         1,500,000          1,500,000          1.5          62,500         62,500         *
 ................................
Robertson, Stephens & Co.           9,235,000          9,235,000          9.2         384,791        384,791        1.9
 ................................
CNA Insurance Co.                     500,000            500,000           *           20,833         20,833         *
 ................................
Fidelity Management Trust Co.         150,000            150,000           *            6,250          6,250         *
 ................................
Fidelity Management Trust Co.       1,100,000          1,100,000          1.1          45,833         45,833         *
 ................................
Fidelity Management Trust Co.         250,000            250,000           *           10,416         10,416         *
 ................................
Fidelity Investments                1,000,000          1,000,000          1.0          41,666         41,666         *
 ................................
Fidelity Management Trust Co.         320,000            320,000           *           13,333         13,333         *
 ................................
Fidelity Investments                  600,000            600,000           *           25,000         25,000         *
 ................................
Fidelity Investments                  840,000            840,000           *           35,000         35,000         *
 ................................
Fidelity Investments                1,900,000          1,900,000          1.9          79,166         79,166         *
 ................................
Fidelity Investments                1,680,000          1,680,000         1.68          70,000         70,000         *
 ................................
Robertson, Stephens & Co.           3,900,000          3,900,000          3.9         162,500        162,500         *
 ................................
First Albany Corporation              500,000            500,000           *           20,833         20,833         *
 ................................
Fidelity Management Trust Co.         320,000            320,000           *           13,333         13,333         *
 ................................
Fidelity Management Trust Co.         160,000            160,000           *            6,666          6,666         *
 ................................
Fidelity Investments                1,680,000          1,680,000         1.68          70,000         70,000         *
 ................................
Fidelity Management Trust Co.         200,000            200,000           *            8,333          8,333         *
 ................................
Salomon Brothers                      200,000            200,000           *            8,333          8,333         *
 ................................
Fidelity Investments                1,800,000          1,800,000         1.80          75,000         75,000         *
 ................................
Salomon Brothers                    2,800,000          2,800,000          2.8         116,666        116,666         *
 ................................
Fidelity Management Trust Co.         220,000            220,000           *            9,166          9,166         *
 ................................
Fidelity Management Trust Co.         780,000            780,000           *           32,500         32,500         *
 ................................
Fidelity Investments                  780,000            780,000           *           32,500         32,500         *
 ................................
Fidelity Investments                3,380,000          3,380,000         3.38         140,833        140,833         *
 ................................
Fidelity Management Trust Co.         920,000            920,000           *           38,333         38,333         *
 ................................
Robertson, Stephens & Co.           3,680,000          3,680,000         3.68         153,333        153,333         *
 ................................
Robertson, Stephens & Co.             500,000            500,000           *           20,833         20,833         *
 ................................
Eaton Vance                           500,000            500,000           *           20,833         20,833         *
 ................................
Robertson, Stephens & Co.           2,600,000          2,600,000          2.6         108,333        108,333         *
 ................................
Robertson, Stephens & Co.           6,000,000          6,000,000          6.0         250,000        250,000         *
 ................................
McMahan Securities Co. L.P.            50,000             50,000           *            2,083          2,083         *
 ................................
Robertson, Stephens & Co.           4,540,000          4,540,000         4.54         189,166        189,166         *
 ................................
Alleanza Assicurazioni              3,000,000          3,000,000          3.0         125,000        125,000         *
 ................................
Robertson, Stephens & Co.           1,250,000          1,250,000         1.25          52,083         52,083         *
 ................................
McMahan Securities Co. L.P.            35,000             35,000           *            1,458          1,458         *
 ................................

*    Less than 1%
(1)  Assumes initial conversion price of $24 per share.
(2) Based on shares of record outstanding at September 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.